UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 3, 2021

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	96-0665018
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2727 N 3rd Street, Suite 201, Phoenix AZ 85004 (Address of principal executive offices and zip code)

1-833-867-6337

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 4.01	Change in Company's Certifying Accountant

On October 31, 2021, Item 9 Labs Corp., a Delaware corporation (the "Company") dismissed Semple, Marchal & Cooper, LLP ("Semple") as the registered independent registered public accountant. The Company appointed BF Borgers CPA PC ("Borgers") as the Company's registered independent public accounting firm as of October 31, 2021. The decisions to appoint Borgers was approved by the Board of Directors of the Company on October 31, 2021.

Semple's report on the consolidated financial statements of the Company for the years ended September 30, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of the emphasis of a matter raising substantial doubt about its ability to continue as a going concern.

During the Company's two most recent fiscal years and through September 30, 2021, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with its reports on the Company's consolidated financial statements for such periods.

For the year ended September 30, 2020 and through September 30, 2021, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to September 30, 2021, the Company did not consult with Borgers regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on the Company's financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to Semple prior to the date of the filing of this report and requested that Semple furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Joe DiSalvo - Resignation

On October 31, 2021, Mr. Joe DiSalvo voluntarily resigned as Director of the Board of Directors of the Company, effective immediately. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

The Board approved and accepted Mr. DiSalvo's resignation on October 31, 2021.

Colorado state rules prohibit law enforcement officers, including sheriffs, from serving on the Board of Directors ("Board") of a company that owns a cannabis license within the state. To help the Company continue its expansion plans in Colorado, Independent Director Joe DiSalvo has offered to transition from his role on the Board to a strategic advisory position to the Board. DiSalvo is a seasoned law enforcement officer with decades of experience in supporting cannabis legalization. He is currently serving his third term as Sheriff of the Pitkin County Sheriff's Office, located in Aspen, Colorado - a position he has held since 2010. He will continue to serve the Company as a key consultant to the executive team - providing guidance on Colorado and national expansion.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from Semple dated October 31, 2021, to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9 LABS CORP.

Dated: November 3, 2021	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Financial Officer